Exhibit 10.2

Amended and Restated Purchase Agreement

between Duo World, Inc. and Mrs. Koshala Nishaharan

This Amended and Restated Purchase Agreement (“Agreement”) is effective as of December 3, 2014, by and between Duo World, Inc. (the “Purchaser” / “the Company”) a company incorporated in the State of Nevada, whose registered business address is 170 S. Green Valley Parkway, Suite 300, Henderson, Nevada 89012, United States of America, and Mrs. Koshala Nishaharan (“Vendor”), whose address is 27B Tremble Avenue, Ermington, NSW 2115.

RECITALS:

WHEREAS, Mrs. Suzannah Jennifer Samuel Perera and Mr. Riad Ameen both form part of the board of directors of Duo World, Inc.

WHEREAS, Duo World, Inc. is a newly incorporated SPV (Nevada C Corporation) that has 90,000,000 common shares (par value $0.001) and a further 10,000,000 preferred shares (par value $0.001) authorized.

WHEREAS, Mrs. Koshala Nishaharan is the sole shareholder of the Singapore company, Duo Software (Pte.) Limited.

WHEREAS, Duo Software (Pte.) Limited (“DSPTE”) is a software company based in Singapore and India.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE

Upon the terms and subject to the conditions of this Agreement, the Vendor, who is the sole shareholder of “DSPTE” at the Closing (as hereinafter defined), hereby sells 100% of her shares (10,000 shares of DSPTE) to the Purchaser, Duo World, Inc., in consideration of US$10,000. The Purchaser and the Vendor mutually agree that the payment of the agreed consideration will be satisfied via the issuance of 2,000,000 unregistered common shares at $0.005 per share of Duo World, Inc. to Purchaser.

SECTION 2. EFFECTIVE DATE AND THE CLOSING

The closing of this Agreement (the “Closing”) shall occur at a mutually agreeable time and place, upon the signing of this Agreement, but in no event later than December 15, 2014. In the event that the shares are not delivered to the “Vendor” within 130 business days from the date that this agreement is executed, this transaction shall be deemed null and void.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY

The Vendor represents and warrants to the Purchaser / Company as follows:

3.1 The Vendor has the full legal right to enter into, execute and deliver this Agreement and to perform fully her obligations hereunder.

3.2 The appropriate authorizations, approvals or consents required to permit the Vendor to fulfill all of her obligations under this Agreement are in place and effect.

Amended and Restated Purchase Agreement

between Duo World, Inc. and Mrs. Koshala Nishaharan

3.3 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which the Vendor is a party; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Vendor, or upon the properties or business of the Vendor; or (iii) violate any statute, law or regulation of any jurisdiction applicable to the Vendor.

3.4 DSPTE is the lawful owner of all the properties held in the company. The directors of DSPTE are not a party to any agreement, written or oral, creating rights in respect to the above as of the date of execution of this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser / Company represents and warrants to the Vendor as follows:

4.1 The issuance of 2,000,000 common shares of Duo World, Inc. to Mrs. Koshala Nishaharan will not represent a change in control of the Company.

4.2 The current officers and directors of the Company agree to continue their respective roles in Duo World, Inc.

4.3 The Purchaser is totally aware of the financial status and also the legal rights and obligations of Duo Software (Pte.) Limited.

4.4 The Purchaser has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

4.5 The Purchaser has all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by it have been authorized by all necessary action on the part of Purchaser. This Agreement is a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms. Neither the execution and delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated by this Agreement will violate, result in a breach of, or constitute default under, any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any order, rule or regulation of any court or governmental agency having jurisdiction over Purchaser.

4.6 No authorizations, approvals or consents are required to permit the Purchaser to fulfill its obligations under this Agreement.

4.7 The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under any contract or other agreement to which Purchaser is a party; (ii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon Purchaser, or upon the properties or business of Purchaser; or (iii) violate any statute, law or regulation of any jurisdiction applicable to Purchaser.

Amended and Restated Purchase Agreement

between Duo World, Inc. and Mrs. Koshala Nishaharan

SECTION 5. COVENANTS

5.1 Non-Compete. The Vendor hereby agrees to a non-competition clause during the three (3) years following the Closing.

SECTION 6. INDEMNITY

6.1 Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

SECTION 7. MISCELLANEOUS

7.1 Notices. Any notice or other communication required or which may be given hereunder shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

●	If to Duo World, Inc.:

170 S. Green Valley Parkway, Suite 300, Henderson, Nevada, 89012, United States of America

●	If to Mrs. Koshala Nishaharan:

27B Tremble Avenue, Ermington, NSW 2115

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notice hereunder.

7.2 Entire Agreement. This Agreement and any collateral agreement execute in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the subject matter hereof and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

Amended and Restated Purchase Agreement

between Duo World, Inc. and Mrs. Koshala Nishaharan

7.3 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

7.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Nevada applicable to agreements made and jurisdiction shall be in the State of Nevada.

7.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.6 Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement of the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

COMPANY: Duo World, Inc.

/s/ Suzannah Jennifer Samuel Perera
Mrs. Suzannah Jennifer Samuel Perera – Director
Date: As of December 3, 2014

COMPANY: Duo World, Inc.

/s/ Riad Ameen
Mr. Riad Ameen – Director
Date: As of December 3, 2014

VENDOR: Mrs. Koshala Nishaharan

/s/ Koshala Nishaharan
Mrs. Koshala Nishaharan
Date: As of December 3, 2014